Exhibit 3.2

BYLAWS OF

GENERAL COMMUNICATION, INC.1

ARTICLE I

OFFICES

The Corporation shall maintain a principal office of the Corporation in the State of Alaska as required by law.  The Corporation may also have offices in such other places, either within or without the State of Alaska, as the Board of Directors of the Corporation ("Board") may from time to time designate or as the business of the Corporation may require.

ARTICLE II

SEAL

The seal of the Corporation shall be in such form as may be required by law and as shall be approved by the Board.  Until changed by the Board, the seal of the Corporation shall be in the form impressed immediately following this Article II.  The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced or otherwise.

[ S E A L ]

ARTICLE III

SHAREHOLDER MEETINGS

Section 1.                      Place of Meetings.  Meetings of the shareholders of the Corporation ("Shareholders") shall be held at such place either within or without the State of Alaska as may from time to time be designated by the Board and stated in the notice of the meeting.

Section 2.                      Annual Meeting of Shareholders.  (a)  The annual meeting of the Shareholders ("Annual Meeting") shall be held on the first Thursday of June of each year at a time to be designated by the Board or at such other time and date as shall be designated by the Board and stated in the notice of meeting.  The purpose of the meeting shall be the election of directors and the transaction of such other business as properly may be brought before the meeting.

(b)           If the election of directors shall not be held on the day designated in (a) of this Section 2 for any Annual Meeting, or at any adjournment of such meeting, the Board shall call a special meeting of the Shareholders as soon as conveniently possible thereafter.  At such meeting, the election of directors shall take place, and such election and any other business transacted thereat shall have the same force and effect as at an Annual Meeting duly called and held.

Section 3.                      Special Shareholders' Meetings.  Special meetings of the Shareholders may be called at any time by the President, the Chairman of the Board of Directors, the Board of Directors, or the holders of not less than one-tenth of all the shares entitled to vote at such meeting.  Such request shall state the purpose of the proposed meeting.  For such meetings, notices shall be given in the same manner as notices of the Annual Meeting, except they shall be signed by the persons calling the meeting.  No special Shareholders' meetings shall consider any business except that which is designated in general terms in the notice of the meeting.

Section 4.                      Notices of Meetings.  Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be signed and delivered not less than 20 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting.  Only Shareholders of record on the record date established by the Board of Directors pursuant to Section 6 of this Article III will be entitled to notice of such meeting.  If mailed, such notice will be deemed to be delivered when deposited with postage prepaid in the United States mail addressed to the Shareholder at the address of the Shareholder as appears on the stock transfer books of the Corporation, or, if the Shareholder has filed with the Secretary a written request that the notice be mailed to a different address, the Corporation will mail the notice to that other address.  Except where otherwise required by law or these Bylaws, notice need not be given of any adjourned meeting of the Shareholders.

Section 5.                      Quorum.  The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by applicable law or by the Articles of Incorporation.  The Shareholders present in person or represented by proxy at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken other than adjournment is approved by at least a majority of shares required to constitute a quorum.  If, however, such quorum initially is not present or represented at any meeting of the Shareholders, those Shareholders present in person or represented by proxy and entitled to vote will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.  At such reconvened meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting.

Section 6.                      Voting.  (a)  At each meeting of the Shareholders, every Shareholder having the right to vote shall be entitled to vote, either in person or by proxy, the number of votes as provided for in or pursuant to the Articles of Incorporation for each share of voting stock registered in that Shareholder's name on the books of the Corporation on the date of the closing of the books against transfers of stock, the record date fixed for the determination of Shareholders entitled to vote at such meeting, or if the books are not so closed or no such date is fixed, the date of such meeting.

(b)           When a quorum is present at any meeting, the affirmative vote of holders of a majority of the votes associated with shares entitled to vote on the matter, present in person or represented by proxy shall decide any matter brought before such meeting, unless the question is one upon which, by express provision of the laws of the State of Alaska, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.  For the avoidance of doubt,  broker nonvotes will not be counted as shares entitled to vote on a matter.  For purposes of these Bylaws, a “broker nonvote” occurs when a broker has not received voting instructions from its client who is the beneficial owner of the shares and the broker is barred from exercising its discretionary authority to vote the shares under the applicable rules and regulations of the Nasdaq Stock Market or other securities exchange governing the voting authority of brokers.
(c)           Except as may be determined by the Board of Directors of the Corporation with respect to the Preferred Stock and except as otherwise expressly required by the laws of the State of Alaska or the Articles of Incorporation, as then in effect, the holders of the Class A Common Stock of the Corporation and the holders of the Class B Common Stock of the Corporation shall vote with the holders of voting shares of the Preferred Stock of the Corporation, if any, as one class for the election of directors and for all other purposes.

Section 7.                      Record Date.  In order to determine the holders of record of the Corporation's stock who are entitled to notice of meetings, to vote at a meeting or adjournment thereof, and to receive payment of any dividend, or to make a determination of the Shareholders of record for any proper purpose, the Board may do the following:  (i) prescribe a record date which will be neither more than 70 days nor less than 20 days, prior to the date of the action which requires such determination during which no transfer of stock on the books of the Corporation may be made; or (ii) in lieu of closing the stock transfer books of the Corporation, fix a record date which will be neither more than 60 days nor less than 20 days prior to the date of the action which requires such determination as the record date for such determination of Shareholders.

Section 8.                      Presiding Officer; Order of Business; Conduct of Meeting.  (a)  Meetings of the Shareholders shall be presided over by the Chairman of the Board, or if the Chairman is not present, by the President, or if the President is not present, by a Vice President.  The Secretary of the Corporation, or, in the Secretary's absence, an Assistant Secretary, shall act as secretary of every meeting.  In the absence of the Secretary or Assistant Secretary, the chairman of the meeting may choose any person present to act as secretary of the meeting.

(b)           Subject to the provisions of this Section 8, meetings of Shareholders shall generally follow accepted rules of parliamentary procedure, including but not limited to the following:

(1)           Except when overruled by a majority of the votes represented by the votes held by Shareholders present, the chairman of the meeting shall have absolute authority over matters of procedure and authority to state the rules under which the voting shall be conducted.

(2)           If disorder shall arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon taking such action, the meeting shall be automatically adjourned.

(3)           The chairman may ask or require that anyone not a bona fide Shareholder or proxy leave the meeting.

(4)           Subject to the provisions of Section 14 of this Article III, a resolution or motion may be considered for a vote if proposed by a Shareholder or duly authorized proxy, and seconded by an individual, who is a Shareholder or a duly authorized proxy, other than the individual who proposed the resolution or motion.

(c)           The following order of business shall be observed at all Annual Meetings insofar as is practicable:

(1)           Call to order;

(2)           Present proof of notice of meeting or waiver of it;

(3)           Appoint inspector of election, if necessary;

(4)           Determine whether a quorum is present;

(5)           Make reports;

(6)           Read, correct and approve minutes of a previous meeting, unless the reading is waived;

(7)           Elect directors;

(8)           Address special business stated in the notice of meeting;

(9)           Address other business;

(10)           Adjourn.

(d)           At any special meeting of Shareholders, the business transacted shall be confined to the purpose described in the notice of the meeting and subject to the provisions of Section 14 of this Article III.

Section 9.                      Proxies.  A Shareholder may vote the Shareholder’s shares through a proxy or attorney-in-fact appointed by a written instrument signed by the Shareholder and delivered to the secretary of the meeting.  No proxy shall be valid after six months from the date of its execution, unless a longer period is expressly provided in the proxy, but in no case may the proxy be valid for a period in excess of 11 months from the date of execution.  No proxy shall be valid and voted on after the meeting of the Shareholders, or any adjournment of such meeting, to which it applies.  Every proxy shall be revocable at the pleasure of the Shareholders executing it, except in those cases where an irrevocable proxy is duly executed and permitted by law.

Section 10.                      Voting List.  (a)  At least 20 days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at that meeting, arranged in alphabetical order and showing the address of and number and class of shares entitled to vote at such meeting owned by each Shareholder, shall be prepared by the Secretary or an officer of the transfer agent, transfer clerk or registrar of the Corporation having charge of the stock transfer books and at the direction of the Secretary.  That list of Shareholders will, for a period of 30 days prior to such meeting, be kept on file at the registered office of the Corporation and will be subject to inspection by any Shareholder at any time during normal business hours.  Such list will also be produced and kept open at the time and place of the meeting and will be subject to the inspection of any Shareholder during the entire time of the meeting.

(b)           The original stock transfer books shall be prima facie evidence as to who are the Shareholders entitled to examine such list or transfer books, or to vote at any meeting of the Shareholders.

(c)           Failure to comply with the requirements of this Section 10 shall not affect the validity of any action taken at such meeting of the Shareholders.

Section 11.                      Action Without a Meeting.  Any action, except the election of directors, which may be taken by the vote of Shareholders at a meeting of Shareholders may be taken without a meeting if authorized by the written consents of Shareholders, identical in content setting out the action to be taken, signed by the holders of all outstanding shares entitled to vote on the action.

Section 12.                      Non-Cumulative Voting.  In the election of directors, Shareholders will not cumulate their votes but must vote shares held by them for as many persons as there are directors to be elected.

Section 13.                      Voting of Shares by Certain Shareholders.  (a)  Shares of the Corporation standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of that corporation may prescribe or, in the absence of such provision, as the board of directors of that corporation may determine.

(b)           Shares of the Corporation held by an administrator, executor, guardian or conservator may be voted by that person, either in person or by proxy, without a transfer of such shares into that person's name.  Shares standing in the name of a trustee may be voted by that person, either in person or by proxy, but no trustee will be entitled to vote shares held by that person without a transfer of such shares into that person's name.

(c)           Shares of the Corporation standing in the name of a receiver or bankruptcy trustee may be voted by that person, and shares held by or under the control of a receiver or bankruptcy trustee may be voted by that person without the transfer thereof into that person's name if authority to do so is contained in an appropriate order of the court by which that person was appointed or otherwise provided or permitted under applicable federal bankruptcy law.

(d)           A Shareholder whose shares are pledged will be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee will be entitled to vote the shares so transferred.

(e)           Shares of its own stock held by the Corporation in a fiduciary capacity, will not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Section 14.                      Advance Notice of Nominations and Shareholder Proposals.  (a)  All nominations of individuals for election to the Board at a meeting of the Shareholders and proposals of business to be considered at a meeting of the Shareholders shall be made as set forth in this Section 14.

(b)           The procedures to be followed for an annual meeting of Shareholders are as follows:

(1)           Nomination of individuals for election to the Board and proposal of business to be considered by the Shareholders may be made at an annual meeting of Shareholders,

(A)           pursuant to the Corporation’s notice of meeting;

(B)           by or at the direction of the Board; or

(C)           by a Shareholder,

(i)           who was a Shareholder of record both at the time of giving of notice provided for in (b) of this Section 14 and at the time of the meeting and, in the case of proposals, who had continuously held at least $2,000 in market value or at least 1% of the Company’s securities entitled to be voted on the matter at the meeting for at least one year by the date of submission of the proposal to the Company for inclusion on the agenda of the meeting;

(ii)           who is entitled to vote at the meeting; and

(iii)           who complied with the notice and other requirements set forth in this Section 14.

(2)           For nominations or other business to be brought properly before an annual meeting by a Shareholder under (b)(1)(C) of this Section 14, the Shareholder must have given timely notice of it in writing to the Secretary as provided in this Section 14 and, in the case of a proposal of business, that business must be a proper subject for action by the Shareholder.

(3)           As used in (b)(2) of this Section 14, to be timely, a Shareholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation and received not less than 120 days nor more than 150 days prior to the first anniversary of the release of the Corporation’s proxy statement to Shareholders for the preceding year’s annual meeting.  However, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the Shareholder, to be timely, must be so delivered and received not earlier than the 150th day prior to that annual meeting and not later than the close of business on the later of the 120th day prior to that annual meeting or the 10th day following the day on which public announcement of the date of that meeting is first made.

(4)           The Shareholder’s notice shall set forth the following:

(A)           as to each person whom the Shareholder proposes to nominate for election or reelection as a director,

(i)           the name, age, business and residential addresses, and principal occupation or employment of each proposed nominee;

(ii)           the class and number of shares of capital stock of the Corporation which are beneficially owned by that nominee on the date of that notice;

(iii)           a description of all arrangements or understandings between the Shareholder and each nominee and the name of any other person or persons pursuant to which the nomination or nominations are to be made by the Shareholder;

(iv)           all other information relating to that nominee that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A adopted pursuant to the Securities Exchange Act of 1934 or any successor provision; and

(v)           the written consent of each proposed nominee to being named as a nominee in the proxy statement and to serve as a director of the Corporation if so elected;

(B)           as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting that business at the meeting and any material interest in that business of the Shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and

(C)           as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made,

(i)           the name and address of that Shareholder, as they appear on the Corporation’s books, and of that beneficial owner, if any;

(ii)           the class and number of shares of stock of the Corporation which are owned beneficially and of record by the Shareholder and that beneficial owner, if any; and

(iii)           a representation that the Shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to propose such other business.

(5)           The Corporation may require any proposed nominee to furnish any information, in addition to that furnished pursuant to (b)(4)(A) of this Section 14, that the Corporation may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Corporation.

(6)           Notwithstanding the provisions of (b)(3) of this Section 14 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 130 days prior to the first anniversary of the preceding year’s annual meeting, a Shareholder’s notice required by (b) of this Section 14 shall also be considered timely, but only with respect to nominees for any new positions created by that increase, if the notice shall be delivered to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which that public announcement is first made by the Corporation.

(c)           The procedures to be followed for a special meeting of Shareholders are as follows:

(1)           Only such business shall be conducted and only such proposals shall be acted upon at a special meeting of Shareholders as shall have been brought before that meeting pursuant to the Corporation’s notice of meeting.

(2)           Nominations of persons for election to the Board may be made at a special meeting of Shareholders at which directors are to be elected,

(A)           by or at the direction of the Board; or

(B)           provided that the notice of the special meeting states that the purpose, or one of the purposes, of that meeting is to elect directors at the meeting, by any Shareholder who is a Shareholder of record both at the time of giving of notice provided for in this Section 14 and at the time of the meeting, who is entitled to vote at the meeting and who complied with the notice and other requirements set forth in this Section 14.

(3)           In the event the Corporation calls a special meeting of Shareholders for the purpose of electing one or more directors to the Board, any such Shareholder may nominate a person or persons, as the case may be, for election to that position as specified in the Corporation’s notice of meeting, if the notice containing the same information as would be required under (b)(2)-(6) of this Section 14 for an annual meeting is delivered to and received by the Secretary at the principal executive offices of the Corporation not earlier than the 150th day prior to that special meeting and not later than the close of business on the later of the 120th day prior to that special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting or of the nominees proposed by the Board to be elected at that meeting.

(4)           Proposals of business other than the nomination of persons for election to the Board may be considered at a special meeting requested by Shareholders in accordance with Section 3 of this Article III only if the Shareholders give a notice containing the same information as would be required under (b)(2)-(6) of this Section 14 for an annual meeting at the time those Shareholders requested the meeting.

(d)           The following provisions apply to Shareholder meetings generally:

(1)           Only persons who are nominated in accordance with the procedure set forth in this Section 14 shall be eligible to serve as directors, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 14.

(2)           The Board may reject any nomination or Shareholder proposal submitted for consideration at any meeting of Shareholders which is not made in accordance with the provisions of this Section 14 or which is not a proper subject for Shareholder action in accordance with provisions of applicable law.

(3)           Should the Board fail to consider the validity of a nomination or Shareholder proposal, the presiding officer of the meeting shall have the power and duty,

(A)           to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this Section 14 and is a proper subject for Shareholder action in accordance with provisions of applicable law; and

(B)           if any proposed nomination or business is not in compliance with this Section 14 or is not a proper subject for Shareholder action, to declare that the defective nomination or proposal is disregarded.

(4)           The provisions of (d) of this Section 14 shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, directors and committees of the Board.  However, in connection with such reports, no new business shall be acted upon at the meeting unless stated, submitted and received in accordance with the provisions of this Section 14.

(5)           For purposes of this Section 14,

(A)           “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13,14, or 15(d) of the Securities Exchange Act of 1934 or any successor provision; and

(B)           in no event shall the public announcement of a postponement or adjournment of a meeting commence a new time period for giving of a Shareholder’s notice pursuant to this Section 14.

(6)           A Shareholder may submit no more than one proposal to the Corporation for a particular meeting of Shareholders.  The proposal, including any accompanying supporting statement, may not exceed 500 words.

(7)           The Corporation may exclude a Shareholder proposal for any of the following substantive reasons:

(A)           would be improper under state law;

(B)           would be a violation of law;

(C)           would be a violation of proxy rules;

(D)           is a personal grievance or special interest;

(E)           is not relevant;

(F)           Corporation lacks power or authority to implement;

(G)           relates to management functions;

(H)           relates to election;

(I)           conflicts with the Corporation’s proposal;

(J)           was substantially implemented;

(K)           substantially duplicates another proposal to be addressed at the meeting;

(L)           is a resubmission of another proposal; or

(M)           relates to a specific amount of dividend.

(8)           Notwithstanding the other provisions of this Section 14, a Shareholder shall also comply with all applicable requirements of state law and the Securities Exchange Act of 1934 and the rules and regulations adopted under that act with respect to the matters set forth in this Section 14.  Nothing in this Section 14 shall be deemed to affect any rights of Shareholders to request inclusion of proposals in, or the Corporation’s right to omit proposals from, the Corporation’s proxy statement pursuant to Rule 14a-8 under that act or any successor provision.

Section 15.                      Shareholder Recommendations.  A Shareholder may make a recommendation of a candidate for nomination and election to the Board subject to specific procedures and limitations as set forth in the Company's Nominating and Corporate Governance Committee Charter approved by the Board.

ARTICLE IV

BOARD OF DIRECTORS

Section 1.                      General Authority.  The property, business and affairs of the Corporation shall be managed and controlled by its Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law or the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the Shareholders.

Section 2.                      Number, Qualifications and Term of Office.  (a)  The governing body of this Corporation shall be the Board, subject to the following:

(1)           The number of directors shall not be less than three nor more than twelve; provided that (A) the number of directors shall be fixed by the Board from time to time by a vote of at least a simple majority of the whole Board at a regular or special meeting called by written notice, which notice shall include notice to change the number of directors and (B) no decrease in the number of directors shall have the effect of shortening the term of an incumbent director;

(2)           Until changed as provided in this Section 2, the number of directors on the Board shall be seven;

(3)           Each director shall be of a legal age, which shall be defined for purposes of this Section 2 as an age between and including 21 and 75 years, and in the event a person shall reach the upper limit of that age while a director, that person's term as director shall immediately terminate and that director shall resign from the Board;

(4)           Each nominee as, and each person appointed or otherwise elected as, a director of the Board shall at all times satisfy other qualifications as set forth in the Company's Nominating and Corporate Governance Committee Charter approved by the Board; and
(5)           Directors on the Board shall not need to be Shareholders and shall not need to be residents of the State of Alaska.

(b)           Upon the establishment of the Board as having three or more members ("Class Date"), the Board will be divided into three classes:  Class I, Class II and Class III.  Each such class will consist, as nearly as possible, of one-third of the whole number of the Board.  Directors in office on the Class Date will be divided among such classes and in such manner, consistent with the provisions of this Article IV, as the Board may determine by resolution.  The initial Class I directors so determined shall serve until the next Annual Meeting following such date.  The initial Class II directors so determined shall serve until the second Annual Meeting following such date.  The initial Class III directors so determined shall serve until the third Annual Meeting following such date.  In the case of each such class, such directors shall serve, subject to their earlier death, resignation or removal in accordance with the Articles of Incorporation, these Bylaws and the laws of the State of Alaska, until their respective successors shall be elected and shall qualify.  At each Annual Meeting after the date of such filing, the directors chosen to succeed those whose terms shall have expired shall be elected to hold office for a term to expire at the third succeeding Annual Meeting after their election and, subject to their earlier death, resignation or removal in accordance with the Articles of Incorporation, these Bylaws and the laws of the State of Alaska, until their respective successors shall be elected and shall qualify.  If the number of directors is changed, any increase or decrease shall be apportioned among such classes so as to maintain all classes as equal in number as possible, and any additional director elected to any class shall hold office for a term which shall coincide with the terms of the other directors in such class.

(c)           As used in these Bylaws, the terms "whole Board" or "entire Board" shall mean the number of directors the Corporation would have under these Bylaws at the time of determination if there were no vacancies.

Section 3.                      Elections.  (a)  Other than as provided in Section 2 or Section 3(b) of this Article IV, the directors of the Corporation shall be elected at the Annual Meeting or at a special meeting of Shareholders called for that purpose.  Each director to be elected by the Shareholders at such a meeting shall be elected by a vote of a majority of the votes cast for the election of directors.  For the avoidance of doubt, broker nonvotes will not be counted as votes cast for or against a director, but abstentions will be counted as votes against a director.

(b)           Any vacancy occurring in the Board caused by death, resignation, removal and any newly created directorship resulting from an increase in the number of directors on the Board, may be filled by the directors then in office, although such directors are less than a quorum, or by the sole remaining director.  Each director chosen to fill a vacancy or a newly created directorship shall hold office until the next election of the Class for which such director shall have been chosen or, if no class is established, then until the next election of directors and, subject to that director's earlier death, resignation or removal in accordance with the Articles of Incorporation, these Bylaws and the laws of the State of Alaska, until that director's successor shall be duly elected and shall qualify.

(c)           Any director may resign at any time by giving written notice to the Board of Directors, the President, Chairman of the Board, or the Secretary of the Corporation.  Any such resignation will take effect upon receipt of such notice or at any later time specified in the notice.  Unless otherwise specified in the notice, the acceptance of such resignation will not be necessary to make any postdated resignation by notice in writing to the resigning director.  In the event the resignation of a director is tendered to take effect at a future time, a successor may be elected to take office when the resignation becomes effective.

(d)           The Shareholders may elect a director to fill any vacancy not filled by the Board.

(e)           The term of a director terminates upon the election and qualification of a successor.

Section 4.                      Removal of Directors.  (a)  The entire Board or any individual director may be removed from office, at an Annual Meeting or a special meeting of Shareholders called for that purpose, by at least, a majority vote of a quorum of Shareholders for that meeting.

(b)           If, after the filling of a vacancy by the Board, the directors who have been elected by the Shareholders constitute less than a majority of the directors, a holder or holders of an aggregate of 10 percent or more of the shares outstanding at the time may call a special meeting of Shareholders to elect the entire Board.

(c)           The Board may declare vacant the office of a director who has been declared of unsound mind by a court order.

(d)           The superior court may, at the suit of the Board or of Shareholders holding at least 10 percent of the number of outstanding shares of any class, remove from office a director for fraudulent or dishonest acts, gross neglect of duty, or gross abuse of authority or discretion with reference to the Corporation and may bar from reelection a director removed in that manner for a period prescribed by the court.  In this instance, the Corporation will be made a party to the suit.

(e)           Except as set forth in (a)-(d) of this Section 4, a director may not be removed from office before the expiration of the term of office of that director.

Section 5.                      Executive Committee.  (a)  By the affirmative vote of at least 75 percent of the directors, the Board may designate an Executive Committee, all of whose members shall be directors, to manage and operate the affairs of the Corporation or particular properties or enterprises of the Corporation, except to the extent Shareholder authorization is required by law, the Articles of Incorporation or these Bylaws.  The Executive Committee will have the power, as set forth by resolution of the Board or these Bylaws to perform or authorize any act that could be done or accomplished by the majority action of all the directors of the Corporation, except as provided in (b) of this Section 5.  The Executive Committee shall keep minutes of its meetings and report to the Board not less often than quarterly on its activities and shall be responsible to the Board for the conduct of the enterprises and affairs entrusted to it.

(b)           The following areas of responsibility are expressly reserved to the Board and will not be delegated to any committees of the Board:

(1)           Declaring dividends or distributions;

(2)           Approving or recommending to Shareholders actions or proposals required by the Alaska Corporations Code to be approved by Shareholders;

(3)           Designating candidates for the office of director, for purposes of proxy solicitation or otherwise, or fill vacancies on the board or any committee of the board;

(4)           Amending the Bylaws;

(5)           Approving a plan or merger not requiring Shareholder approval;

(6)           Capitalizing retained earnings;

(7)           Authorizing or approving the reacquisition of shares unless under a general formula or method specified by the board;

(8)           Authorizing or approving the issuance or sale of, or a contract to issue or sell, shares or designating the terms of a series of a class of shares, unless the Board, having acted regarding general authorization for the issuance or sale of shares, a contract to issue or sell, or the designation of a series, authorizes a committee, under a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, to fix the terms of a contract for the sale of the shares and to fix the terms upon which the shares may be issued or sold, including, without limitation, the price, the dividend rate, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in the committee to adopt a final resolution setting out all the terms of a series for filing with the commissioner of the Department of Community & Economic Development under the Alaska Corporations Code; or

(9)           Authorizing, approving, or ratifying contracts or other transactions between the Corporation and one or more of its directors, or between the Corporation and a corporation, firm, or association in which one or more of its directors has a material financial interest as defined under AS 10.06.478 of the Alaska Corporations Code.

(c)           The designation of a committee, the delegation to the committee of authority, or action by the committee under that authority does not alone constitute compliance by a member of the Board or that committee with the responsibility to act in good faith, in a manner the member reasonably believes to be in the best interests of the Corporation, and with the care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

Section 6.                      Other Committees.  The Board may, by resolution, establish committees other than an Executive Committee and shall specify with particularity the powers and duties of any such committee.  All committees of the Board including the Executive Committee shall serve at the pleasure of the Board, keep minutes of their meetings; have such names as the Board, by resolution, may determine; and be responsible to the Board for the conduct of the enterprises and affairs entrusted to them.  All such committees will each have at least two or more members, all of whom will serve at the pleasure of the Board.

Section 7.                      Place of Meetings.  The directors may hold their meetings in such place or places as the Board may from time to time by resolution determine.

Section 8.                      Meetings.  Regular or special meetings of the Board or of a committee of the Board will be held at such place as may be designated from time to time by the Board or any other person calling the meeting, and such meetings may be called by the Chairman of the Board, the President, a Vice President, the Secretary, or a director.

Section 9.                      Quorum.  (a)  The presence of a majority of the number of directors fixed by the Articles of Incorporation at a meeting of the Board duly assembled will constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present will be the act of the Board, except as may be otherwise specifically provided by the Articles of Incorporation or by these Bylaws.  If a quorum initially is not present at any meeting of directors, the directors present at that meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

(b)           The presence of a majority of the number of directors at a meeting of a committee of the Board duly assembled will constitute a quorum for the transaction of business, and the act of majority of the directors present at any meeting at which a quorum is present will be the act of that committee, except as may be otherwise specifically provided by the Articles of Incorporation or these Bylaws.  If a quorum initially is not present at any meeting of a committee of the Board, the members present at that meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 10.                      Action Without a Meeting.  Any action that may be taken at a meeting of the Board or a committee of the Board may be taken without a meeting if identical consents in writing describing the action so taken are signed by all of the directors or members of such committee entitled to vote with respect to the subject matter thereof.  Each such consent in writing shall be filed with the minutes of the proceedings of the Board.

Section 11.                      Order of Business.  At meetings of the Board, business shall be transacted in such order as the Board may by resolution determine.  At all meetings of the Board, the Chairman of the Board, or in that person's absence, the President, or in that person's absence the director designated as the chairman of the meeting by the majority of the directors present, shall preside.

Section 12.                      Director's Compensation.  Directors shall receive such compensation and reimbursement of any expenses incidental to the performance of their duties as the Board shall determine by resolution.  Such compensation may be in addition to any compensation received by the members of the Board in any other capacity.

Section 13.                      Minutes.  The Board shall keep written minutes of its meetings.  In the event the Secretary of the Corporation is not a member of the Board, the Board shall prescribe by a resolution the officer or other person who shall be charged with the responsibility of keeping and maintaining such minutes.

Section 14.                      Notice and Waiver of Notice.  (a)  The first meeting of each newly elected Board will be held, without notice, immediately following the adjournment of the corresponding Annual Meeting, or as soon thereafter as is practicable.

(b)           Regular meetings of the Board or a committee of the Board may be held, without notice, at such time and place, as will from time to time be fixed by the Board or these Bylaws.

(c)           Special meetings of the Board or a committee of the Board will be held upon either notice in writing sent 10 days before the meeting or notice by electronic means, personal messenger, or comparable person-to-person communication given at least 72 hours before the meeting.  The notice must include disclosure of the business to be transacted and the purpose of the meeting.

(d)           Whenever under the provisions of statutes, of the Articles of Incorporation, or of these Bylaws, notice is required to be given to any director or Shareholder, it will be given in writing, by mail or telegram, addressed to such director or Shareholder at such address as appears on the records of the Corporation with postage thereon prepaid, and such notice by mail will be deemed to be given at the time when deposited in the United States mail.

(e)           Attendance of a Shareholder, either in person or by proxy, or of a director at a meeting will constitute a waiver or notice of such meeting, except where an appearance is made for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

(f)           Whenever any notice is required to be given under the provisions of statutes, the Articles of Incorporation or these Bylaws, a waiver of the notice in writing, signed by the person entitled to the notice either before or after the time stated in the notice will be deemed equivalent to the giving of that notice.

Section 15.                      Dividends.  Subject always to the provisions of the laws of the State of Alaska and the Articles of Incorporation, the Board shall have full power to determine whether any, and if so what part, of the funds legally available for the payment of dividends shall be declared in dividends and paid to the Shareholders.  The Board may fix a sum which may be set aside or reserved over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish and vary such funds in the Board's absolute judgment and discretion.  Dividends upon the shares of stock of the Corporation, subject always to the mentioned provisions, may be declared by the Board at any regular or special meeting of the Board, payable in cash, property or shares of the Corporation's stock.

Section 16.                      Meetings Held Other Than in Person.  Members of the Board or any committee thereof may participate in a meeting of the Board or such committee, as the case may be, by means of a conference telephone network or similar communications method by which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

ARTICLE V

OFFICERS

Section 1.                      Number and Tenure.  The Board shall elect from its members a Chairman of the Board and a President.  The Board shall also elect a Secretary, a Treasurer and a Registered Agent.  The Board may also elect, from time to time, such Vice Presidents and other or additional officers as in its opinion are desirable or required for the conduct of the business of the Corporation.  Any of the officers of the Corporation may or may not be directors, except that the Chairman of the Board and the President shall be directors.  The officers of the Corporation shall hold office until the first meeting of the Board following the Annual Meeting next following their respective election and, subject to their earlier death, resignation or removal in accordance with the Articles of Incorporation, these Bylaws and the laws of the State of Alaska, until their successors are chosen and qualify.

Section 2.                      Discretion.  In its discretion, the Board, by the vote of a majority of the whole Board, may leave any office, except that of President, Treasurer, Secretary or Registered Agent, unfilled for any such period as it may fix by resolution.  Subject to the laws of the State of Alaska, any officer or agent of the corporation may be removed at any time by the affirmative vote of at least 75 percent of the whole Board.

Section 3.                      Chairman of the Board.  The Chairman of the Board shall be a director and, when present, shall preside at all meetings of the Board.  Except as may be required otherwise to maintain the Company's capital stock registered under the Securities Exchange Act of 1934 and to maintain the Company's access to the status of one or more of its classes of common stock each as a national market system stock on the Nasdaq Stock Market, the Chairman of the Board shall – (i) by resolution of the Board be a member of one or more of the standing committees of the Board; (ii) be a member of, and the Chairman of, the Executive Committee; (iii) perform such other duties as may be prescribed from time to time by the Board or by these Bylaws; (iv) have the powers of the President; and (v) have the power to delegate any of the Chairman's powers, on a temporary or permanent basis, to the President.

Section 4.                      President.  The President shall be the chief executive officer of the Corporation.  The President shall be a member of the Board.  The President shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business and affairs of the Corporation and over its several officers.  The President may appoint and terminate the appointment or election of officers, agents, or employees other than those appointed or elected by the Board.  The President may sign, execute and deliver, in the name of the Corporation, powers of attorney, contracts, bonds and other obligations which implement policies established by the Board, and shall perform such other duties as may be prescribed from time to time by the Board or by these Bylaws.

Section 5.                      Vice Presidents.  Vice Presidents shall have such distinguishing titles, powers and perform such duties as may be assigned to them by the Chairman of the Board, the President, the Executive Committee or the Board. In the absence or disability of the Chairman of the Board and the President, any Vice President designated by the Board may perform the duties and exercise the powers of the President.  A Vice President may sign and execute contracts and other obligations pertaining to the regular course of duties of that office which implement policies established by the Board and shall perform such other duties as may be prescribed from time to time by the Board or these Bylaws.

Section 6.                      Treasurer.  The Treasurer shall be the chief financial officer and, unless the Board otherwise declares by resolution, the chief accounting officer of the Corporation.  Unless the Board otherwise declares by resolution, the Treasurer shall have general custody of all the funds and securities of the Corporation and have general supervision of the collection and disbursement of funds of the Corporation.  The Treasurer shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depository as the Board may designate.  The Treasurer may sign, with the Chairman of the Board, President, or such other person or persons as may be designated for the purpose by the Board, all bills of exchange or promissory notes of the Corporation.  The Treasurer shall enter or cause to be entered regularly in the books of the Corporation a full and accurate account of all moneys received and paid by the Treasurer on account of the Corporation; shall at all reasonable times exhibit books and accounts of the Treasurer to any director of the Corporation upon application at the office of the Corporation during business hours; and, whenever required by the Board or the President, shall render a statement of accounts for the Corporation.  The Treasurer shall perform such other duties as may be prescribed from time to time by the Board or by the Bylaws.  The Treasurer may be required to give bond for the faithful performance of duties of that office in such sum and with such surety as shall be approved by the Board.  The Board may authorize one or more accounting firms to perform any act or discharge any responsibility of the Treasurer.  Any individual appointed by the Board as Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 7.                      Secretary.  Subject to Section 8 of Article III and Section 13 of Article IV of these Bylaws, the Secretary shall keep the minutes of all meetings of the Shareholders and of the Board, and to the extent ordered by the Board, the Chairman of the Board or the President, will keep the minutes of meetings of all committees. The Secretary shall cause notice to be given of meetings of Shareholders, of the Board and of any committee appointed by the Board.  The Secretary shall have custody of the corporate seal and minutes and records relating to the conduct and acts of the Shareholders and the Board, which shall, at all reasonable times, be open to the examination of any director.  The Secretary or any Assistant Secretary appointed by the Board may certify the record of proceedings of the meetings of the Shareholders or of the Board and of resolutions adopted at such meetings; may sign or attest certificates, statements or reports required to be filed with governmental bodies or officials; may sign acknowledgments of instruments; may give notices of meetings; and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 8.                      Registered Agent.  The Registered Agent for the Corporation may be an individual or corporation, resident or located in Alaska.  The Registered Agent shall have such duties and responsibilities as are prescribed by the laws of the State of Alaska.

Section 9.                      Bank Accounts.  In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board, the Treasurer, with approval of the Chairman of the Board or the President, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as may be deemed necessary or appropriate by the Treasurer, provided payments from such bank accounts are to be made upon and according to the check of the Corporation, which may be signed jointly or singularly by either manual or facsimile signature or signatures of such officers or bonded employees of the Corporation as shall be specified in the written instructions of the Treasurer or Assistant Treasurer with the approval of the Chairman of the Board or the President.

Section 10.                      Vacancies.  In case any office shall become vacant, the Board shall have power to fill such vacancy.  In case of the absence or disability of any officer, the Board may delegate the powers or duties of such officer to another officer in the Corporation, or to a director.

Section 11.                      Proxies.  Unless otherwise directed by the Board, the Chairman of the Board or the President, or the designees of either of these two officers shall have full power and authority on behalf of the Corporation to attend and to vote upon all matters and resolutions at any meeting of Shareholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, whether regular or special, and at all adjournments thereof, and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock, with full power of substitution or revocation.

Section 12.                      Dual Offices.  A person may hold more than one corporate office, except that a person must not simultaneously hold the offices of President and Secretary.

Section 13.                      Salaries.  The salaries of all executive officers of the Corporation shall be fixed by the Board from time to time.  No officer shall be ineligible to receive such salary by reason of the fact that that officer is also a director of the Corporation and receiving compensation therefor or that that officer devotes less than full time during normal business hours to the performance of that officer's duties as an officer of the Corporation.

ARTICLE VI

INDEMNIFICATION

Section 1.                      Non-Derivative Actions.  The Corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of or arising from the fact that that person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  Amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding may include reimbursement of expenses, attorney fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by that person in connection with the action or proceedings if that person acted in good faith and in a manner that that person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.  The termination of any action, suit and proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not of itself create a presumption that the person did not act in good faith and in a manner which that person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the conduct was unlawful.

Section 2.                      Derivative Actions.   The Corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason for arising from the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  This indemnification will cover reimbursement for expenses (including attorney fees) actually and reasonably incurred by that person in connection with the defense or settlement of such action if that person acted in good faith and in a manner that person reasonably  believed to be in or not opposed to the best interests of the Corporation.

Section 3.                      Reimbursement Conditions.  (a)  Indemnification will not be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of the person's duty to the Corporation, except to the extent that the court in which the action was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court considers proper.

(b)           To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of an action or proceeding as described in Sections 1 and 2 of this Article VI or in defense of a claim, issue, or matter in the action or proceeding, the director, officer, employee, or agent will be indemnified against expenses and attorney fees actually and reasonably incurred in connection with the defense.

(c)           Unless otherwise ordered by a court, indemnification under Sections 1 or 2 of this Article VI may only be made by the Corporation upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because the director, officer, employee, or agent has met the applicable standard of conduct set out in those sections.  The determination will be made by:

(1)           The Board by at least a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or

(2)           Independent legal counsel in a written opinion if a quorum under (c)(1) of this Section 3 is

(A)           not obtainable;

(B)           obtainable but a majority of disinterested directors so directs; or

(C)           Approval of the outstanding shares of the Corporation.

(d)           The Corporation may pay or reimburse the reasonable expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition in the manner provided in (c) of this Section 3 if:

(1)           In the case of a director or officer, the director or officer furnishes the Corporation with a written affirmation of a good faith belief that the standard of conduct described in AS 10.06.450(b) or 10.06.483(e) of the Alaska Corporations Code has been met;

(2)           The director, officer, employee, or agent furnishes the Corporation a written unlimited general undertaking, executed personally or on behalf of the individual, to repay the advance if it is ultimately determined that an applicable standard of conduct was not met; and

(3)           A determination is made that the facts then known to those making the determination would not preclude indemnification under the Alaska Corporations Code.

(e)           The indemnification provided under Sections 1 and 2 of this Article VI is not exclusive of any other rights to which a person seeking indemnification may be entitled under a bylaw, agreement, vote of Shareholders or disinterested directors, or otherwise, both as to action in the official capacity of the person and as to action in another capacity while holding the office.  The right to indemnification continues as to a person who has ceased to be a director, officer, employee, or agent, and inures to the benefit of the heirs, executors, and administrators of the person.

Section 4.                      Insurance.  At the discretion of the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against that person and incurred by that person in any such capacity, or arising out of that status, whether or not the Corporation would have the power to indemnify that person against such liability under the provisions of this Article VI.

ARTICLE VII

FORM OF STOCK

Section 1.                      Certificated and Uncertificated.  (a)  The shares of the Corporation shall be represented by certificated or uncertificated form.

(b)           Certificates for shares shall be as follows:  (1) numbered; (2) entered on the books of the Corporation as they shall be issued; (3) certify the class and number of shares represented by the certificate; and (4) be in such form, not inconsistent with the Articles of Incorporation, as the Board shall from time to time prescribe.

(c)           The certificates of stock shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and sealed with the seal of the Corporation.  Such seal may be a facsimile, engraved or printed. Where any certificate is countersigned or otherwise authenticated by a transfer agent or by a transfer clerk, and by a registrar, the signatures of any such officers upon such certificate may be facsimile, engraved or printed.

(d)           Uncertificated shares of common stock shall be identified, held and transferred, if at all, in a manner compatible with the requirements of the Direct Registration System adopted by the Nasdaq Stock Market ("Direct Registration System").

(e)           In the event the Board shall mandate by resolution participation by the Company in the Direct Registration System, holders of shares subject to that system shall have the opportunity to participate in that system but shall not be required to convert their shares held in certificated form and participate in that system until the certificate for those shares shall be surrendered to the Corporation.

(f)           Uncertificated shares of preferred stock shall be identified, issued, held and transferred, if at all, in a manner as shall be established by the Board by resolution.

(g)           Notwithstanding other provisions of this Article VII which in the event they shall be construed to the contrary, the determination whether to issue, reissue or terminate issuance of shares in uncertificated or certificated form shall remain in the sole discretion of the Board, and such determination shall be by resolution of the Board or otherwise as provided in these Bylaws.

Section 2.                      Transfers.  (a)  In the event of surrender to the Corporation or the transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled to it, cancel the old certificate and record the transaction upon its books.

(b)           In the event of receipt of proper transfer instructions from the registered holder of uncertificated shares, such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares shall be made to the person entitled to them, and the transaction shall be recorded upon the books of the Corporation or otherwise accounted for as the Board shall direct.

(c)           Within a reasonable time after the issuance or transfer of shares in uncertificated form, the Corporation shall send, or cause to be sent, without charge to the registered owner of the shares a written statement giving the following information required by AS 10.06.350 to be on certificates:  (1) confirmation that the Corporation is organized under the laws of the State of Alaska; (2) the name of the person to whom the shares are issued; (3) the number and class of shares, and the designation of the series, if any, that the shares represent; and (4) a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue preferred or special class in series, the variations in the relative rights and preferences between the shares of each series so far as they have been fixed and determined and the authority of the Board to fix and determine the relative rights and preferences of subsequent series.

(d)           The person in whose name shares of stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as shall otherwise be provided by the laws of the State of Alaska.

Section 3.                      Lost or Destroyed Certificates.  The Board shall have the power to direct new stock certificates to be issued to any Shareholder in place of any certificates theretofore issued by the Corporation when such Shareholder proves to the satisfaction of the Board that a stock certificate is lost or destroyed, or upon the posting of an indemnity bond by the owner of such lost or destroyed certificates, or that Shareholder's legal representatives, in such amount as the Board shall deem appropriate, to hold the Corporation harmless from any loss or claim arising out of or in connection with the issuance of a duplicate certificate, unless such requirement be dispensed with by the Board, in its discretion, in any instance or instances.

Section 4.                      Transfer Agent and Registrar.  The Board may appoint one or more transfer agents or transfer clerks and one or more registrars, and may require all certificates for shares to bear the manual or facsimile signature or signatures of any of them.  The Corporation's transfer agent and registrar may be the identical if the person or entity acting in such dual capacities countersigns certificates for shares required to bear that person's signatures in both capacities.

Section 5.                      Restrictions on Transfer.  No securities of the Corporation or certificates representing such securities will be transferred in violation of any law or of any restriction on such transfer set forth in the Articles of Incorporation or amendments to them, these Bylaws or other agreement restricting such transfer which has been filed with the Corporation if reference to any such restrictions is made on the certificates representing such securities.  The Corporation will not be bound by any restriction not so filed and noted.  The Corporation may rely in good faith upon the opinion of its counsel as to any legal or contractual violation with respect to any such restrictions unless the issue has been finally determined by a court of competent jurisdiction.  The Corporation and any party to such agreement will have the right to have a restrictive legend imprinted upon any certificate covered by the agreement and any certificates issued in replacement or exchange therefor or with respect to such certificates.

Section 6.                      Closing Transfer Books and Filing Record Date.  The Board may prescribe a period not exceeding 70 days nor less than 20 days prior to the record date appointed for the payment of dividends to Shareholders during which no transfer of stock may be made on the books of the Corporation, or the Board may fix a date not more than 60 days nor less than 20 days prior to the date for the payment of any such dividends as the record date as of which Shareholders entitled to receive payment of such dividends will be determined.  Only Shareholders of record on that record date will be entitled to receive payment of such dividends.

Section 7.                      Conversion of Class B Common Stock.  (a)  In the event a holder of certificated shares of Class B common stock shall give written notice to the Corporation requesting conversion of those shares, or a portion of them, into certificated shares of Class A common stock, the Corporation shall respond and otherwise take action as provided in, and the transaction shall otherwise be subject to the provisions of, Article IV, Sections (g) and (j) of the Corporation's Restated Articles of Incorporation, and subject to other provisions of this Article VII, including but not limited to Section 1(e) in the context of this surrender of certificated shares of Class B common stock.

(b)           In the event a holder of uncertificated shares of Class B common stock shall give written notice to the Corporation requesting conversion of those shares, or a portion of them, into shares of Class A common stock, the Corporation shall respond and otherwise take action as provided in, and the transaction shall otherwise be subject to the provisions of, Article IV, Sections (g) and (j) of the Corporation's Restated Articles of Incorporation, with the following clarifications:

(1)           delivery of the shares of Class B common stock by the holder shall be in uncertificated form and consist of instructions and the information required in accordance with the provisions of the Direct Registration System; and

(2)           upon receipt by the Secretary of the instructions and required information as addressed in Section 7(b)(1) of this Article VII, the Corporation shall cause to be issued to the holder one share of Class A common stock for each share of Class B common stock requested to be converted, issuing the shares in uncertificated form and delivering to the holder the converted shares in that form along with a separate identification of remaining shares, if any, of Class B common stock in uncertificated form; provided that, in the event the Corporation at the time of the conversion no longer shall be participating in the Direct Registration System, the converted shares of Class A common stock and the remaining shares of Class B common stock not converted shall be issued in certificated form.

ARTICLE VIII

REPORTS TO SHAREHOLDERS

Section 1.                      Annual Report.  (a)  The Board will authorize the preparation of and arrangement for the distribution of an annual report to Shareholders of the Corporation as required by as 10.06.433(a) Alaska Corporations Code.

(b)           The annual report to Shareholders will contain, at minimum, a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year accompanied by the following:  (1) a report on the fiscal year by independent accountants; or (2) if there is no such report from accountants, a certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation; provided that, so long as the Corporation's stock is registered pursuant to the federal Securities Exchange Act of 1934, the Annual Report to Shareholders required under that act will be provided to all Shareholders.

Section 2.                      Other Reports.  A Shareholder holding at least five percent of the outstanding shares of a class of the Corporation may make a written request to the Corporation in accordance with AS 10.06.433(c) of the Alaska Corporations Code, for a quarterly income statement of the Corporation and a balance sheet of the Corporation and, in addition, if an annual report for the last fiscal year has not been sent to Shareholders, the statements required by (a) of Section 1 of Article VIII of these Bylaws for the last fiscal year.  These statements will be delivered or mailed by the Corporation to the person making the request within 30 days of the request.  A copy of these statements will be kept on file in the principal office of the Corporation for 12 months, and they will be exhibited at all reasonable times to a Shareholder demanding an examination of the statements, or a copy of the statements will be mailed to that Shareholder.

Section 3.   Delivery.  (a)  The Corporation will, in accordance with AS 10.06.433(d) of the Alaska Corporations Code, upon the written request of a Shareholder, mail to the Shareholder a copy of the reports described in this Article VIII.

(b)           The income statements and balance sheets referred to in this Article VIII must be accompanied by any report on those statements prepared by independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation.

ARTICLE IX

TRANSACTIONS WITH OFFICERS,
DIRECTORS AND SHAREHOLDERS

Section 1.                      Director Material Interest.  A contract or other transaction between the Corporation and one or more of the directors of the Corporation, or between the Corporation and a corporation, firm, or association in which one or more of the directors of the Corporation has a material financial interest, is neither void nor voidable because the director or directors or other corporation, firm, or association is a party or because the director or directors is present at the meeting of the Board that authorizes, approves, or ratifies the contract or transaction, if the material facts as to the transaction and as to the director's interest are fully disclosed or known to the (1) Shareholders and the contract or transaction is approved by the Shareholders in good faith, with the shares owned by the interested director or directors not being entitled to vote; or (2) Board, and the Board authorizes, approves, or ratifies the contract or transaction in good faith by a sufficient vote without counting the vote of the interested director or directors, and the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the Corporation at the time it was authorized, approved, or ratified.

Section 2.                      Common Directorships, Votes on Compensation.  (a)  A common directorship does not alone constitute a material financial interest within the meaning of this Article IX.  A director is not interested, within the meaning of this Article IX, in a resolution fixing the compensation of another director as a director, officer, or employee of the Corporation, notwithstanding the fact that the first director is also receiving compensation from the Corporation.

(b)           Interested or common directors may be counted in determining the presence of a quorum at a meeting of the Board that authorizes, approves, or ratifies a contract or transaction under this Article IX.

Section 3.                      Transactions Involving Cross Directorships.  A contract or other transaction between the Corporation and a corporation or association of which one or more directors of the Corporation are directors is neither void nor voidable because the director or directors are present at the meeting of the Board that authorizes, approves, or ratifies the contract or transaction, if the material facts of the transaction and the director's other directorship are fully disclosed or known to the Board and the Board authorizes, approves, or ratifies the contract or transaction in good faith by a sufficient vote without counting the vote of the common director or directors or the contract or transaction is approved by the Shareholders in good faith.  This Section 3 does not apply to contracts or transactions covered by Section 1 of this Article IX.

ARTICLE X

GENERAL PROVISIONS

Section 1.                      Fiscal Year.  The fiscal year of the Corporation shall convene on the first day of January of each year, unless otherwise determined by the Board.

Section 2.                      Books and Records.  A certified copy of the Articles of Incorporation and the Bylaws shall be deposited in the name of the Corporation in such bank or banks, trust company or trust companies or other institutions as the Board shall designate by resolution. All checks or demands for the payment of money and all notes and other instruments of a negotiable nature shall be signed by the person designated by appropriate resolution of the Board or these Bylaws.

Section 3.                      Contracts.  The Board may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 4.                      Loans.  No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board, and such authorization may be general or confined to specific instances.

Section 5.                      Saving Clause.  In the event any provision of these Bylaws is inconsistent with the Articles of Incorporation or the corporate laws of the State of Alaska, such provision shall be invalid to the extent of such conflict; and such conflict shall not affect the validity of all other provisions of these Bylaws.

ARTICLE XI

AMENDMENTS

Section 1.                      Amendment and Repeal.  Except as otherwise provided by law, the power to alter, amend or repeal these Bylaws and adopt new Bylaws will be vested exclusively in the Board, provided that such action must be taken by a vote of at least a simple majority of the whole Board.

Section 2.                      Recordation.  Whenever an amendment or new bylaw is adopted and thereby made a part of the Bylaws, a copy of that bylaw will be kept in the minute book with these Bylaws.  If any position of the Bylaws is repealed, the fact of such repeal and the date on which it occurred will be recorded in the minute book, and a copy of it will be placed next to and include in these Bylaws.

I, the undersigned being the Secretary of GENERAL COMMUNICATION, INC., hereby certify the foregoing to be the amended and revised Bylaws of the Corporation, as adopted by the Board, on the 19th day of April 2012.

________________/s/ John M. Lowber________________
John M. Lowber, Secretary

1  As last amended and restated on April 19, 2012.